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                                                                 Exhibit 23(c)


INDEPENDENT AUDITORS' CONSENT



We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated January 16, 1997, relating to the consolidated balance sheet of First Michigan Bank Corporation as of December 31, 1996, and the related consolidated statements of income, shareholders' equity and cash flows for the two years then ended, appearing in Huntington Bancshares Incorporated's Annual Report on Form 10-K for the year ended December 31, 1997.


/s/ BDO Seidman, LLP

BDO Seidman, LLP
September 25, 1998
Grand Rapids, Michigan